Exhibit 99.1

KIMBALL INTERNATIONAL ANNOUNCES FILING OF FORM 10 REGISTRATION STATEMENT FOR SPIN-OFF OF ELECTRONIC MANUFACTURING SERVICES SEGMENT;
NEW COMPANY TO BE KNOWN AS KIMBALL ELECTRONICS, INC.

JASPER, IN (May 12, 2014) - Kimball International, Inc. (NASDAQ: KBALB), an Indiana-based manufacturer, today announced the progression of the Company’s planned spin-off of its Electronic Manufacturing Services (EMS) segment, with the filing of an initial Form 10 Registration Statement (“Form 10”) with the U.S. Securities and Exchange Commission.

Kimball International announced a plan in January to spin-off its EMS segment as an independent, publicly-traded company later this fall. The new company will be named Kimball Electronics, Inc., and will be headquartered in Jasper, Indiana, where its executive offices are currently located.

Today’s filing advances the strategic decision to separate into two independent companies, focused entirely on their particular markets. The Form 10 provides financial and operational details of Kimball Electronics, Inc. The completion of the spin-off is targeted to be effective later this calendar year.

Kimball International President and CEO, Jim Thyen, stated, “Our filing today marks another step in our journey toward the separation of our furniture and electronics segments, which represents a very exciting opportunity for enhancing shareowner value by creating two highly focused companies with significant growth potential.”

The completion of the spin-off is subject to certain customary conditions, including receipt of a legal opinion as to the tax-free nature of the spin-off, SEC and other regulatory approvals as may be required by applicable laws, as well as final approval by the Kimball International, Inc. Board of Directors.

Kimball International will continue to operate its furniture business under the Kimball brand names of Kimball Office, National Office Furniture and Kimball Hospitality. Kimball International plans to change its NASDAQ trading ticker symbol from KBALB to KBAL as of the effective date of the spin. Kimball Electronics expects to list its shares on the NASDAQ exchange using the ticker symbol KE.

About Kimball Electronics:
Kimball Electronics is a global contract electronic manufacturing services (EMS) company that specializes in durable electronics for the medical, automotive, industrial and public safety markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability and innovative service. Kimball Electronics has manufacturing operations in the U.S., Mexico, Thailand, Poland, and China. Kimball Electronics is a business unit of Kimball International, a publicly held company headquartered in Jasper, Indiana.

To learn more about Kimball Electronics Group, visit: www.kegroup.com

About Kimball International:
Recognized with a reputation for excellence, Kimball International is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball employees know they are part of a corporate culture that builds success for Customers while enabling employees to share in the Company’s success through personal, professional and financial growth.

Kimball International, Inc. (NASDAQ: KBALB) is a diversified global manufacturer and marketer, providing a variety of products from its two business segments: the Furniture segment and the Electronic Manufacturing Services segment. The Furniture segment provides an extensive and growing selection of furniture for the office and hospitality industries, sold under the Company’s family of brand names: Kimball Office, National Office Furniture, and Kimball Hospitality. The Electronic Manufacturing Services segment provides engineering and manufacturing services which utilize common production and support capabilities to a variety of industries globally.

To learn more about Kimball International, Inc., visit the Company’s website on the Internet at: www.kimball.com

“Kimball International … We Build Success!”